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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3/A (Amendment No. 3) of our report dated February 18, 2000 relating to the financial statements of Level 8 Systems, Inc. as of December 31, 1999 and for the years ended December 31, 1999 and 1998, which appears in Level 8 Systems, Inc.'s Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

McLean, Virginia

February 26, 2002